Exhibit 99.2

CoBiz Financial Announces Pricing of $60 Million Debt Offering

Denver — CoBiz Financial Inc. (Nasdaq: COBZ) (the “Company”) announced today that it has priced an underwritten public offering of $60 million of its unsecured fixed to floating rate subordinated notes due 2030 (“Notes”).  The Notes will bear a fixed interest rate of 5.625% per year, from, and including June 25, 2015, to, but excluding, June 25, 2025. From, and including June 25, 2025 to, but excluding, the maturity date or any early redemption date, the interest rate shall be a floating rate equal to three-month LIBOR determined on the determination date of the applicable interest period plus 317 basis points (3.17%). The Notes were offered to the public at 100% of their face amount.

The Company intends to use the net proceeds of the offering of the Notes to redeem the $57.4 million of the Company’s Senior Non-Cumulative Perpetual Preferred Stock, Series C, currently held by the Department of Treasury as part of the Company’s participation in the Small Business Lending Fund program authorized under the Small Business Jobs Act of 2010, and any excess proceeds for general corporate purposes.

The Company expects to close the transaction, subject to customary conditions, on or about June 25, 2015.

J.P. Morgan and Keefe, Bruyette & Woods, a Stifel Company, are acting as underwriters for the offering of Notes.  The Notes are being offered and sold pursuant to an effective shelf registration statement on Form S-3 previously filed with the Securities and Exchange Commission (No. 333-190361), by means of a prospectus supplement and accompanying base prospectus.  Copies of the prospectus supplement and accompanying base prospectus may be obtained from Keefe, Bruyette & Woods, Inc., Debt Capital Markets, 787 Seventh Avenue, 4th Floor, New York, NY 10019 or by calling toll-free (800) 966-1559 or J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention:  Investment Grade Syndicate Desk, telephone (212) 834-4533.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful.

Contact Information

CoBiz Financial Inc.

Lyne Andrich (303) 312-3458

About CoBiz Financial

The Company is a financial services company that serves the complete financial needs of businesses, business owners and professionals in Colorado and Arizona. The Company provides banking services through Colorado Business Bank, Arizona Business Bank and CoBiz Private Bank; wealth planning and investment management through CoBiz Wealth Management; and property and casualty insurance brokerage and employee benefits through CoBiz Insurance.

Forward-looking Information

This release contains forward-looking statements that describe the Company’s future plans, strategies and expectations. Forward-looking statements include statements about future performance and results of operations. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “would”, “could”, “should” or “may.” Forward-looking statements speak only as of the date they are made. All forward-looking statements are based on assumptions and involve risks and uncertainties, many of which are beyond our control and which may cause our actual results, performance or achievements to differ materially from the results, performance or achievements contemplated by the forward-looking statements. Such risks and uncertainties include, among other things:

•                  Risks and uncertainties described in our reports filed with the Securities and Exchange Commission, including our most recent Form 10-K.

•                  Competitive pressures among depository and other financial institutions nationally and in our market areas may increase significantly.

•                  Adverse changes in the economy or business conditions, either nationally or in our market areas, could increase credit-related losses and expenses and/or limit growth.

•                  Increases in defaults by borrowers and other delinquencies could result in increases in our provision for losses on loans and related expenses.

•                  Our inability to manage growth effectively, including successful expansion of our customer support, administrative infrastructure and internal management systems, could adversely affect our results of operations and prospects.

•                  Fluctuations in interest rates and market prices could reduce our net interest margin and asset valuations and increase our expenses.

•                  The consequences of continued bank acquisitions and mergers in our market areas, resulting in fewer but much larger and financially stronger competitors, could increase competition for financial services to our detriment.

•                  Our continued growth will depend in part on our ability to enter new markets successfully and capitalize on other growth opportunities.

•                  Changes in legislative or regulatory requirements applicable to us and our subsidiaries could increase costs, limit certain operations and adversely affect financial results and prospects.

•                  Changes in tax requirements, including tax rate changes, new tax laws and revised tax law interpretations may increase our tax expense or adversely affect our customers’ businesses.

In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements in this release. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.